EXHIBIT 1

NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium Shareholders Re-elect all 12 Incumbent Nominees to

Agrium's Board

Agrium Nominees Receive Overwhelming Support

April 9, 2013 - ALL AMOUNTS ARE STATED IN U.S.$

CALGARY, Alberta – Agrium Inc. (TSX and NYSE: AGU) today announced results from its 2013 annual meeting of shareholders, held earlier today in Calgary. Shareholders re-elected all twelve incumbent directors nominated by Agrium.

"We thank our shareholders for their overwhelming support in this vote and throughout this extended proxy contest," said Victor Zaleschuk, Agrium’s Chair.  "Approximately 80 percent of our top 50 actively managed institutional shareholders voted for Agrium's nominees."

"This vote shows the overwhelming support for Agrium and its integrated strategy" said Mike Wilson, Agrium President and CEO.   "We will continue to focus on maximizing shareholder returns by driving continuous improvements to our base businesses, pursuing value-added growth opportunities across the crop input value chain and returning capital to shareholders."

As at the February 25, 2013 record date, Agrium had 149 million shares eligible to vote. Based on preliminary information, approximately 116 million shares were voted, representing approximately 77 percent of the eligible shares.  Excluding JANA's shares, on average, JANA nominees received less than 25 percent of the votes cast.  After confirmation by Canada Stock Transfer Company Inc., Agrium will file on SEDAR the final results on votes cast for each nominee.

"We would also like to thank Ralph Cunningham, who has retired from the Board today, for his valuable contributions over his many years of service," said Victor Zaleschuk.

About Agrium

Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America through our Advanced Technologies business unit.  Agrium’s strategy is to provide the crop inputs and services needed to feed a growing world. We focus on maximizing shareholder returns by driving continuous improvements to our base businesses, pursuing value-added growth opportunities across the crop input value chain and returning capital to shareholders.

FOR FURTHER INFORMATION:

Media:

Canadian media – Joel Shaffer, Longview Communications, (416) 649-8006

U.S. media – Robert Siegfried, Kekst and Company, (212) 521-4832

Agrium Investor Relations

Richard Downey, Vice President, Investor/Corporate Relations

(403) 225-7357

Todd Coakwell, Director, Investor Relations

(403) 225-7437

Mark Thompson, Analyst, Investor Relations

(403) 225-7761

Agrium Investor Relations
13131 Lake Fraser Dr. SE
Calgary, Alberta
Canada T2J 7E8
Contact us at: www.agrium.com

Forward-looking Statements Advisory

Certain statements and other information included in this news release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, “forward-looking statements”). Forward-looking statements are typically identified by the words “believe”, “expect”, “estimate”, “would” and other similar expressions. All statements in this news release other than those relating to historical information or current conditions are forward-looking statements, including, but not limited to, statements as to our expectations, estimates and analysis with respect to: the composition of our Board of Directors; the results of our 2013 annual meeting of shareholders; the ability of certain director nominees to effect positive change in shareholder value; and the value, benefits, efficiencies and opportunities resulting from our strategy and the integrated nature of our business, including our ability to return capital to shareholders. Readers are cautioned not to place undue reliance on forward-looking statements which involve known and unknown material risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.

The forward-looking statements included in this news release are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. All of the forward-looking statements are qualified by the assumptions that are stated or inherent in such forward-looking statements. The key assumptions that have been made in connection with such forward-looking statements include, among other things: assumptions with respect to Agrium’s acquisitions; that future business, regulatory and industry conditions will be within normal parameters, including with respect to prices, margins, product availability and supplier agreements; the completion of projects on schedule, as planned and on budget; assumptions with respect to U.S. and global economic conditions; our ability to access our credit facilities or capital markets for additional sources of financing; and the assumptions set forth under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements” on pages 82 to 83 of Agrium’s Management’s Discussion & Analysis for the year ended December 31, 2012 (the “2012 MD&A”).

By their nature, forward-looking statements are subject to various risks and uncertainties which could cause Agrium’s anticipated results and experience to differ materially from the anticipated results or expectations expressed. The key risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic, market and business conditions; weather conditions including impacts from regional flooding and/or drought conditions; crop prices; the supply and demand and price levels for our major products; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax, anti-trust and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, as well as counterparty and sovereign risk; actions by competitors and others that include changes to industry capacity, utilization rates and product pricing; performance by customers, suppliers and counterparties to financial instruments; changes in the development plans for our major capital expansion and improvement projects including the potential for higher costs, delays, issues with counterparties, risks associated with technology or inflationary pressure; fluctuations in foreign exchange and tax rates; a deterioration in the state of the capital markets or a negative bias towards Agrium or its industry by market participants; gas prices and gas availability; operating risks associated with investment in foreign jurisdictions; reliability of performance of existing capital assets; changes in margins and/or levels of supplier rebates; political risks associated with our interests in the Egyptian Misr Fertilizers Production Company S.A.E. nitrogen facility in Egypt, the Argentine Profertil nitrogen facilities and other facilities; environmental, health, safety and security risks typical of those found throughout the agriculture, mining and chemical manufacturing sectors and fertilizer supply chain; risks related to our proposed business acquisitions including risks related to our ability to close such acquisitions as anticipated and to integrate and achieve synergies from any assets we may acquire within the time or at the performance level expected; and the risks set forth in the 2012 MD&A on pages 74 to 77 under the heading “Enterprise Risk Management — Key Business Risks” and pages 82 to 83 under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements”. Additional information and other risk factors respecting the business and operations of Agrium as are detailed from time to time in Agrium reports filed with the Canadian securities regulators and the Securities and Exchange Commission in the United States.

Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this news release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.